EXHIBIT 5.1

Consent of Independent Auditors

We hereby consent to the use in this Registration Statement on Form F-10 of our report dated April 1, 2009, except as to notes 32 and 33, which are as of October 28, 2009 relating to the consolidated financial statements of GLG Life Tech Corporation, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Interest of Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP
Vancouver, British Columbia, Canada
November 3, 2009